EXHIBIT 23(A)
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated January 11, 2002 accompanying the consolidated financial statements of Community Bancorp of New Jersey appearing in the 2001 Annual Report of the Company to its stockholders included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/GRANT THORNTON LLP
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Philadelphia, Pennsylvania
January 17, 2003



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